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                                                                   Exhibit 10(a)

                      MASTER FEEDER PARTICIPATION AGREEMENT

                                      AMONG

                           SSgA MSCI EAFE INDEX FUND,

                     STATE STREET MSCI EAFE INDEX PORTFOLIO

                                       AND

                           SSGA FUNDS MANAGEMENT, INC.

                                   DATED AS OF

                                   _____ 2001

                                    AGREEMENT

     THIS AGREEMENT is made and entered into as of the ___ day of ____, 2001, by and among SSgA MSCI EAFE Index Fund (the "Fund"), a series of SsgA Funds; State Street MSCI EAFE Index Portfolio (the "Portfolio"), a series of State Street Master Funds, a trust organized under the common law of the Commonwealth of Massachusetts (the "Trust"), and SSgA Funds Management, Inc., a Massachusetts corporation (the "Adviser"), with respect to the proposed investment by the Fund in the Portfolio.

                                   WITNESSETH

     WHEREAS, the Fund and the Portfolio are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

     WHEREAS, the Adviser currently serves as the investment adviser of the Fund and the Portfolio;

     WHEREAS, the Fund desires to invest all of the its investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment;

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     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 THE INVESTMENT

     1.1 The Fund will invest all of its investable assets in the Portfolio and, in exchange therefor, the Portfolio agrees to issue to the Fund a beneficial interest in the Portfolio equal in value to the net value of the assets of the Fund conveyed to the Portfolio (the "Account"). The Fund may add to or reduce its investment in the Portfolio in the manner described in the Portfolio's registration statement on Form N-1 (the "Portfolio's N-1A"). The Fund's aggregate interest in the Portfolio would then be recomputed in accordance with the method described in the Portfolio's N-1A, as it may be amended from time to time.

     1.2 In connection with its initial investment in the Portfolio, the Fund will execute and deliver to the Portfolio an application substantially in the form of APPENDIX A attached hereto.

     1.3 The Investment, as described in Article I, together with related acts necessary to consummate such transactions, shall occur initially on ___, 2001, and at each subsequent date as the Fund desires to make a further Investment in the Portfolio. All acts occurring on the date of Investment shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of the Investment.

     1.4 Related Matters. On each date of Investment, the Fund shall authorize the Fund's custodian to deliver all of the assets held by such custodian to the Portfolio's custodian. The Portfolio's custodian shall acknowledge its acceptance of the assets. The Portfolio shall deliver to the Fund acceptable evidence of the Fund's ownership of the Account. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.

                                       II

                         REPRESENTATIONS AND WARRANTIES

     2.1 The Fund. The Fund represents and warrants to the Portfolio:

         (a) Organization. The Fund is a series of the SSgA Funds ("SSgA Funds"), which is a trust duly organized and validly existing under the Commonwealth of Massachusetts and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Fund and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Fund by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Fund, the performance by the Fund of its obligations hereunder and the consummation by the

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Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Fund and constitutes a legal, valid and binding obligation of the Fund, enforceable against it in accordance with its terms.

         (c) No Bankruptcy Proceedings. The Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a) (3) (A) of the Bankruptcy Code.

         (d) Registration Statement. The Fund has reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission (the "SEC"). and Fund understands and agrees to the Portfolio's policies and methods of operation as described therein.

         (e) Errors and Omissions Insurance Policy. The Fund has in force an errors and omissions liability insurance policy covering the SSgA Funds as a whole insuring the Fund against loss up to $10 million for negligence or wrongful acts.

         (f) SEC Filings. The Fund has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the Investment Company Act of 1940 (the "1940 Act" and collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the Securities and Exchange Commission thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (g) 1940 Act Registration. The Fund is duly registered as an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and affect.

     2.2 The Portfolio. The Portfolio represents and warrants to the Fund that:

         (a) Organization. The Portfolio is a series of the Trust, a trust duly organized and validly existing under the Commonwealth of Massachusetts and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio, the performance by the Portfolio of its obligations hereunder and the

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consummation by the Portfolio of the transactions contemplated hereby. This
Agreement has been duly executed and delivered by the Portfolio and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

         (c) Authorization of Issuance of Interest. The issuance by the Portfolio of the Interests in exchange for the Investment by the Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable by the Portfolio.

         (d) No Bankruptcy Proceedings. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

         (e) Registration Statement. The Portfolio has reviewed the Fund's registration statement on Form N-1A, as filed with the SEC, and understands and agrees to the Fund's policies and methods of operation as described therein.

         (f) Errors and Omissions Insurance Policy. The Portfolio has in force an errors and omissions liability insurance policy covering the State Street Master Funds as a whole insuring the Portfolio against loss up to $10 million for negligence or wrongful acts.

         (g) SEC Filings. The Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any `public offering' within the meaning of Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (h) 1940 Act Registration. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         (i) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

         (j) Pricing Procedures. The Portfolio has adopted pricing and valuation procedures that comply with the 1940 Act.

     2.3 The Adviser. The Adviser represents and warrants to the Fund that:

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         (a) Organization. The Adviser is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to conduct its business as now being conducted.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Adviser. This Agreement has been duly executed and delivered by the Adviser and constitutes a legal, valid and binding obligation of the Adviser.

         (c) Advisers Act. The Adviser is an investment adviser, as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is registered as an investment adviser under that Act.

                                       III

                                    COVENANTS

     3.1 The Fund. The Fund covenants that:

         (a) Advance Review of Certain Documents. The Fund will furnish the Portfolio and the Adviser, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-lA (including amendments) and prospectus supplements or amendments relating to the Fund. The Fund will furnish the Portfolio and the Adviser with any proposed advertising or sales literature relating to the Fund at least 2 business days prior to filing or first use. The Fund agrees that it will include in all such Fund documents any disclosures that may be required by law, particularly those relating to the Adviser's status as a bank, and it will include in all such Fund documents any material comments reasonably made by the Adviser or Portfolio. The Portfolio and Adviser will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by the Adviser or the Portfolio. The Fund will not make any other written or oral representation about the Portfolio or the Adviser without their prior written consent.

         (b) Tax Status. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

         (c) Investment Securities. The Fund will own no investment security other than its Interests in the Portfolio for all periods during which this Agreement is in effect.

         (d) Proxy Voting. If requested to vote on matters pertaining to the Portfolio, the Fund will (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Fund's Interests proportionally as instructed by Fund shareholders, and
(iii) vote the Fund's Interests with respect to the shares held by Fund shareholders who do not give voting instructions in the same

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proportion as the shares of Fund shareholders who do give voting instructions. The Fund will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio.

     3.2 Indemnification by the Fund.

         (a) The Fund will indemnify and hold harmless the Portfolio and and the Trust and its trustees, directors, officers and employees and each other person who controls the Portfolio within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

              (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio;

              (ii) arise out of the Fund's having caused the Portfolio to be an association taxable as a corporation rather than a partnership; or

              (iii) arise out of any misstatement of a material fact or an omission of a material fact in the Fund's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by the Portfolio or included in Fund advertising or sales literature at the request of the Portfolio;

              (iv) result from the failure of any representation or warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

              (v) arise out of any unlawful or negligent act of the Fund or SSgA Funds or any director, officer, employee or agent of SSgA Funds, whether such act was committed against the Fund, the Portfolio or any third party;

              (vi) arise out of any claim that the use of the names "Morgan Stanley Capital International," "MSCI," "EAFE," "SiMSCI," "ACWI" or "EMF" by the Fund or SsgA Funds violates any license or infringes upon any trademark;

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provided, however, that in no case shall the Fund be liable with respect to any claim made against any Covered Person unless the party shall have notified the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the Portfolio or a Covered Person. Failure to notify the Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Section.

         (b) The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and reasonably acceptable to the Portfolio. In the event the Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Fund, in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Fund shall not be liable to indemnify any Covered Person for any settlement of any claim effected without the Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Fund might otherwise have to a Covered Person.

     3.3 The Portfolio. The Portfolio covenants that:

         (a) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify a result from any action or omission of the Fund.

         (b) Insurance. The Portfolio shall at all times maintain errors and omissions liability insurance covering losses for negligence and wrongful acts in an amount not less than $3 million.

         (c) Availability of Interests. Conditional upon the Fund complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional Investments in the Portfolio on any day on which (i) the Portfolio has refused to permit all other investors in the Portfolio to make additional Investments in the Portfolio or (ii) the Trustees of the Trust have reasonably determined that permitting additional Investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

         (d) Investment Objective. The Portfolio will notify the Fund at least 60 days prior to changing its investment objective or policies.

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     3.4 Indemnification by the Portfolio.

         (a) The Portfolio will indemnify and hold harmless the Fund and SsgA Funds and its respective trustees, officers and employees and each other person who controls the Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly by the Fund or through the Fund's Investment in the Portfolio, which

              (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Fund to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Fund;

              (ii) arise out of or are based upon an inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio or any party retained for that purpose);

              (iii) arise out of (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's registration statement (including amendments thereto) or included at the Portfolio's request in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in the registration statement or advertising or sales literature of any investor in the Portfolio, other than the Fund;

              (iv) arise out of the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

              (v) result from the failure of any representation or warranty made by the Portfolio to be accurate when made or the failure of the Portfolio to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

              (vi) arise out of any unlawful or negligent act by the Portfolio or any director, trustee, officer, employee or agent of the Trust, whether such act was committed against the Portfolio, the Fund or any third party;

              (vii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated

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with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

              (viii) arise out of any claim that the use of the names "Morgan Stanley Capital International," "MSCI," "EAFE," "SiMSCI," "ACWI" or "EMF" by the Trust violates any license or infringes upon any trademark; or

              (ix) result from any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders);

provided, however, that in no case shall the Portfolio be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Portfolio in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Fund or a Covered Person. Failure to notify the Portfolio of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

         (b) The Portfolio will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Portfolio elects to assume the defense, such defense shall be conducted by counsel chosen by the Portfolio. In the event that the Portfolio elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless
(A) the Portfolio shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Portfolio, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Portfolio, in which case the Portfolio shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Portfolio shall not be liable to indemnify any Covered Person for any settlement of any claim affected without the Portfolio's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

     3.5 In-Kind Redemption. In the event the Fund desires to withdraw or redeem all of the Fund's Interests in the Portfolio, unless otherwise agreed to by the parties, the Portfolio will effect such redemption "in kind." No other withdrawal or redemption of any Interest in the Portfolio will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f-1 under the 1940 Act; provided, however, that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of an Interest in the Portfolio being redeemed that day.

     3.6 Auditors. In the event the Fund's independent public accountants differ from those of the Portfolio, the Portfolio shall be responsible for any costs and expenses associated

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with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

     3.7 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

     3.8 Allocation of Losses.

         (a) If the indemnification provided for in Section 3.2 or Section 3.4 is for any reason unavailable to or insufficient to hold harmless a Covered Person in respect of any losses, claims, demands, damages, liabilities, or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such any losses, claims, demands, damages, liabilities, or expenses incurred by such Covered Person in such proportion as is appropriate to reflect the relative fault of the Fund and the Portfolio in connection with the statements or omissions or other action or failure to act which resulted in such losses, liabilities, claims, damages, or expenses, as well as any other relevant equitable considerations.

         (b) In the case of any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, the relative fault of the Fund and the Portfolio shall be determined by reference to, among other things, whether any such untrue statement or alleged untrue statement or omission or alleged omission related to information supplied by the Fund or the Portfolio and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (c) The Fund and the Portfolio agree that it would not be just and equitable if contribution pursuant to this Section 3.8 were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 3.8. The aggregate amount of losses, claims, demands, damages, liabilities, and expenses incurred by a Covered Person and referred to above in this Section 3.8 shall be deemed to include any legal or other expenses reasonably incurred by such Covered Person in investigating, preparing, or defending against any litigation or any investigation or proceeding or any such claims and reasonable counsel fees incurred in connection therewith.

         (d) For purposes of this Section 3.8, each person, if any, who controls the Fund or the Portfolio within the meaning of Section 15 of the 1933 Act or
Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights to contribution as the Fund or the Portfolio, as the case may be, and each director or trustee, officer, or employee of SSgA Funds or the Trust and each officer thereof who signed a registration statement shall have the same rights to contribution as the Fund or the Portfolio, as the case may be.

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                                       IV

                              CONDITIONS PRECEDENT

     The obligations of each party to consummate the transactions provided for herein shall be subject to (a) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, and (b) the following further conditions that shall be fulfilled on or before investment:

     4.1 Regulatory Status. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

     4.2 Investment Objective/Restrictions. The Fund shall have the same investment objective and substantively the same investment restrictions as the Portfolio.

                                        V

                              ADDITIONAL AGREEMENTS

     5.1 Notification of Certain Matters. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

     5.2 Access to Information. The Portfolio and the Fund shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Fund to provide the Portfolio with access to the books and records of the Fund relating to any other series of SSgA Funds other than the Fund, nor shall anything contained herein obligate the Fund to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

     5.3 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

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     5.4 Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

                                       VI

                        TERMINATION, AMENDMENT AND WAIVER

     6.1 Termination.

         (a) This Agreement may be terminated by the Fund upon five (5) business days notice to the Portfolio and the Adviser.

         (b) This Agreement may be terminated at any time by the Fund by withdrawing all of the Fund's Interest in the Portfolio.

         (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Portfolio to the Fund.

         (d) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

         (e) The indemnification obligations set forth in Article III, respectively, shall survive the termination of this Agreement.

     6.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                       VII

                               GENERAL PROVISIONS

     7.1 Notices. All notices and other communications given or made pursuant hereto shall to in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Fund:       Frank Russell Investment Management Company
                      909 A Street
                      Tacoma, WA  98402
                      Attn: Legal Department

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                      Fax: 253-596-3284

If to the Adviser:    SSgA Funds Management, Inc.
                      Two International Place
                      Boston, MA 02110
                      Attn: Legal Department
                      Fax: 617-__________

If to the Portfolio:  State Street Master Funds
                      c/o State Street Bank and Trust Company
                      P.O. Box 5049
                      Boston, MA 02206-5049
                      Attn: Julie Tedesco
                      Fax: 617-662-3805

Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

     7.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     7.4 Entire Agreement. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.

     7.5 Successors and Assignments. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

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     7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law or conflicts of law provisions thereof.

     7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     7.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     7.9 Interpretation. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     7.10 Limitation of Liability. Each party expressly acknowledges the provision in the Declaration of Trust of each of SSgA Funds and the Trust limiting the personal liability of shareholders of the Fund and the Portfolio and the officers and trustees of SSgA Funds and the Trust.

     7.11 Additional Limitations of Liability. The parties hereto agree and acknowledge that no series or feeder participant of the Trust shall be liable to any other series or feeder participant of the Trust. The parties hereto further agree and acknowledge that the Portfolio has entered into this Agreement solely on its own behalf and that no other series of the State Street Master Funds shall have any obligation hereunder with respect to any liability of the Portfolio arising hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

     SSgA Funds Management, Inc., as Adviser to SSgA Funds


     -----------------------------------------
     By:
         -------------------------------------
     Its:
         -------------------------------------

     SSgA MSCI EAFE Index Fund, a series of SSgA Funds

     -----------------------------------------
     By:
     Its:

     State Street MSCI EAFE Index Portfolio, a series of State Street
     Master Funds

     -----------------------------------------
     By:  Kathleen C. Cuocolo
     Its: President

                                   APPENDIX A

                            STATE STREET MASTER FUNDS

                            APPLICATION AND AGREEMENT

Name of Participant  SSGA S&P 500 INDEX FUND, A SERIES OF THE SSGA FUNDS

Address: C/O FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY
         909 A STREET, TACOMA, WA 98402

I.   PARTICIPATION

     1. The Participant named above (the "Participant") hereby subscribes to purchase from time to time interests ("Interests") of the State Street MSCI EAFE Index Portfolio (the "Portfolio"), a series of State Street Master Funds, a Massachusetts trust (the "Trust").

     2. The Participant agrees to, and understands, the terms and conditions upon which the Interests are being offered, including without limitation the terms and provisions of the Declaration of Trust of the Trust (the "Declaration of Trust") and By-Laws (the "By-Laws") of the Trust.

II.  REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANT

Except as prohibited by any federal or state securities law or regulation, the Participant hereby makes the following representations and warranties with the intent and understanding that they will be relied upon by the Trust and the Portfolio in determining whether to sell Interests to the Participant.

     1. The Participant is and will at all times when it owns or purchases Interests be registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     2. The Participant understands and agrees that the Interests have not been registered and will not be registered under the Securities Act of 1933, as amended, or any state securities law, and that the Interests offered and the offering of the Interests have not been approved, disapproved, or passed on by any federal or state regulatory agency or commission, securities or commodities exchange, or other self-regulatory organization. The sale of Interests is being made privately by the Portfolio pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act.

     3. The Participant acknowledges that it has received copies of the Offering Memorandum of the Portfolio (the "Memorandum") and of the Declaration of Trust and By-Laws. The Participant has read, understands, and is fully familiar with each of those documents and has received adequate information concerning all matters that the Participant considers material to a decision to purchase the Interests.

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     4.   The Interests subscribed for will be acquired solely by and for the account of the Participant, solely for investment, and are not being purchased for resale or distributions. The Participant has no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, or otherwise dispose of the Interests.

     5. The Participant has relied solely upon the Memorandum, the advice of its tax or other advisers, and independent investigations made by the Participant in purchasing the Interests. No representations or agreements other than those set forth in the Memorandum and the Master Feeder Participation Agreement entered into by the Participant and the Portfolio have been made to the Participant in respect thereof.

     6. The Participant agrees to notify the Trust promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Trust may reasonably request.

     7. The Participant is duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and is authorized, has taken all required action, and otherwise has duly qualified to execute, deliver, and perform this Application and Agreement and to purchase and hold the Interests, and this Application and Agreement has been duly executed and delivered by the Participant and constitutes the legal, valid, and binding obligation of the Participant enforceable against the Participant in accordance with its terms. The individual signing this Application and Agreement on behalf of the Participant represents that he or she has full power and authority to execute and deliver this Application and Agreement in such capacity and on behalf of the Participant.

III. MISCELLANEOUS

This Application and Agreement is not transferable or assignable by the Participant except as may be provided herein, and any transfer or assignment in violation of this provision shall be null and void.

These documents shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to choice of law doctrine.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Portfolio.

                                  ------------

IN WITNESS WHEREOF, the undersigned has executed this Application and Agreement as of the date reflected below.

                           SSgA MSCI EAFE Index Fund, a series of the SSgA Funds

                           By
                             ----------------------------------
                           Name:
                           Title:
                           Date:

Accepted:

STATE STREET MASTER FUNDS

on behalf of State Street MSCI EAFE Portfolio

By
  -----------------------------------
Name: Kathleen C. Cuocolo
Title: President
Date:















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